UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

February 10, 2009

Live Nation, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32601	20-3247759
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

9348 Civic Center Drive Beverly Hills, California	90210
(Address of principal executive offices)	(Zip Code)

(310) 867-7000

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On February 10, 2009, Live Nation, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ticketmaster Entertainment, Inc. (“Ticketmaster”), pursuant to which Ticketmaster will merge with and into a wholly owned subsidiary of the Company (the “Merger”).

The Company has prepared an investor presentation that includes information relating to the Merger. Attached as Exhibit 99.1 and incorporated herein by reference is the slide show for the presentation. This presentation is located on the Company’s website at www.livenation.com/investors. Such material may be presented to investors and other interested persons in the future.

The information in this report is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as may be expressly set forth by specific reference.

Item 8.01	Other Events.

The Company has also posted Frequently Asked Questions regarding the Merger and the transactions contemplated by the Merger Agreement to its website at www.livenation.com/investors following the public announcement of the execution of the Merger Agreement. The full text of the Frequently Asked Questions is attached as Exhibit 99.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1 Live Nation, Inc. Investor Presentation Materials, dated February 10, 2009.

99.2 Live Nation, Inc. Frequently Asked Questions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Live Nation, Inc.

By:	/s/ Kathy Willard
Kathy Willard
Executive Vice President and Chief Financial Officer

February 10, 2009

EXHIBIT INDEX

Exhibits

99.1	Live Nation, Inc. Investor Presentation Materials, dated February 10, 2009.

99.2	Live Nation, Inc. Frequently Asked Questions.